EXHIBIT 26(n)(2)

                       CONSENT OF BRIAN A. GIANTONIO, ESQ.



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To Whom It May Concern:

       I hereby consent to the reference to my name under the caption "Experts" in the Statement of Additional Information contained in Post-effective Amendment No. 13 to the Registration Statement on Form N-6 (File No. 333-86921) filed by Phoenix Life Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.




Very truly yours,




/s/ Brian A. Giantonio
----------------------
Brian A. Giantonio, Vice President, Tax and ERISA Counsel
Phoenix Life Insurance Company





Dated: April 19, 2005